SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 16, 2004 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 Gateway Boulevard, Suite 310 Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure

On February 16, 2004, Charles & Colvard, Ltd. issued a press release regarding its financial results for the three months and year ended December 31, 2003, as well as providing sales guidance for the first quarter of 2004. A copy of this press release is attached as Exhibit 99.1. Management will host a conference call on Tuesday, February 17, 2004 at 9 a.m. EDT to discuss the financial results as well as recent corporate developments. Details on how to participate in the conference call are included in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun

James R. Braun Vice President of Finance and Chief Financial Officer

Date: February 16, 2004